UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2009

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Jo-Ann Stores, Inc. (the "Company") previously provided Darrell Webb, Kenneth Haverkost, James Kerr and Travis Smith, its executive officers (collectively, the "Executives"), as well as certain other salaried employees, with an opportunity to earn cash bonuses with respect to fiscal 2009 (which ended on January 31, 2009) through the Company’s Management Incentive Plan (the "MIP") established under the Company’s 1998 Incentive Compensation Plan. On March 4, 2009, the Company’s Compensation Committee (the "Committee") determined that no amounts were payable under the MIP to the Executives or the other MIP participants for fiscal 2009.

However, the Committee determined that discretionary bonuses will be paid to all MIP participants including the Executives, other than Mr. Webb (the Company’s Chairman, President and Chief Executive Officer). The Committee made this determination on the basis of a recommendation from Mr. Webb, a review of the Company’s performance on a number of financial metrics for fiscal 2009 as compared to its peer companies, the Company’s achievement of non-financial objectives, and the Company’s positive shareholder return in contrast to substantial declines in market indices. The determination was made following consultation with Watson Wyatt Worldwide, the Committee’s independent compensation consultant. The discretionary bonuses will amount to 12.5% of base salary for the three Executives receiving the bonuses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

March 10, 2009	By:	/s/ James Kerr

Name: James Kerr
Title: Executive Vice President and Chief Financial Officer